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                                                                    Exhibit 10.5


             PHARMACIA CORPORATION SHARED SUCCESS STOCK OPTION PLAN
      (As Amended April 24, 1997 and June 26, 1997 and September 24, 2001)

1. Purposes

The Pharmacia Corporation Shared Success Stock Option Plan is designed,

      - to focus employees on business performance that creates stockholder value;

      - to provide employees with an incentive to enhance stockholder return; and

      - to encourage employees to view the Company from the perspective of its stockholders.

2. Definitions

            a) "Associated Company"' means any corporation (or partnership, joint venture, or other enterprise), of which the Company owns or controls, directly or indirectly, 10% or more, but less than 50%. Of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

            b)    "Board" means the Board of Directors of the Company.

            c)    "Change in Control" means

                  (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of
                  Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 33% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions of Outstanding Company Common Stock or Outstanding Company Voting Securities shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this definition shall be satisfied; and provided further that, for purposes of clause (A), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 33% or more of the Outstanding Company Common Stock or 33% or more of the Outstanding Company Voting Securities by reason of any acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Voting

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                  Securities and such beneficial ownership is publicly
                  announced, such additional beneficial ownership shall constitute a Change in Control;

                  (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least three-quarters of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

                  (3) approval by the stockholders of the Company of a reorganization, merger or consolidation involving the Company unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of the then outstanding shares of common stock of such corporation or 33% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

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                  (4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition,
                  (A) more than 50% of the then outstanding shares of common stock thereof and more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of the then outstanding shares of common stock thereof or 33% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and
                  (C) at least a majority of the members of the board of directors thereof were members of the Incumbent board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition (or were approved directly or indirectly by the Incumbent Board).

      a)    "Code" means the Internal Revenue Code of 1986, as amended.

      b) "Committee" means the Compensation Committee of the Board, or its permitted delegate, consisting of two or more non-employee directors (as defined under Rule 16b-3 of the Exchange Act) appointed by the Board who meet the requirements of being outside directors within the meaning of Section 162(m) of the Code.

      c)    "Common Stock" means the common stock of the Company.

      d) "Company" means Pharmacia Corporation, a Delaware corporation, and any successors thereto.

      e) "Exercise Price" means the price at which a Participant may purchase a share of Common Stock covered by a Stock Option granted pursuant to the Shared Success Stock Option Plan.

      f) "Fair Market Value" shall mean, per share of Common Stock, the average of the highest and lowest price of the Common Stock on the New York Stock Exchange (the "NYSE"), or such other national securities exchange as may be designated by the Committee, on the applicable date, or, if there are no sales of Common Stock on the

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            NYSE on such date, then the average of the highest and lowest price of the Common Stock on the last previous day on which a sale on the NYSE is reported.

      g) "Grant Date" means the date as of which the Committee shall determine that a Stock Option shall become effective.

      d) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

      h) "Participant" means an employee of the Company, a Subsidiary, or an Associated Company to whom a Stock Option has been granted pursuant to the Shared Success Stock Option Plan.

      i) "Performance Objective" means performance objectives adopted by the Committee pursuant to the Shared Success Stock Option Plan for Participants who have received grants of Stock Options. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives to be unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part as the Committee deems appropriate.

      e) "Retirement" shall have such meaning as set forth in the terms and conditions of the applicable grant instrument, as determined by the Committee in its discretion.

      j) "Shared Success Stock Option Plan" means the Pharmacia Corporation Shared Success Stock Option Plan.

      k) "Stock Option" means a right granted under the Shared Success Stock Option Plan to a Participant to purchase a share of Common Stock at a fixed price for a fixed period of time. Stock Options are not intended to be incentive stock options within the meaning of Section 422 of the Code.

      l) "Subsidiary" means any corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

      m) "Termination of Employment' means a Participant's termination of employment with the Company, a Parent, a Subsidiary, or an Associated Company such that he or she is no longer an employee of the Company, a Parent, a Subsidiary, or an Associated Company, for any reason whatsoever.

      n) "Total and Permanent Disability" means a physical or mental disability which entitles the Participant to receive disability benefits under a long- term disability plan applicable to such Participant, whether or not such Participant actually receives such disability

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            benefits, or, in the event that there is no long-term disability plan applicable to such Participant, as determined by the Committee.

3. Term of Shared Success Stock Option Plan

The Shared Success Stock Option Plan shall be effective on the date on which the Shared Success Stock Option Plan is adopted by the Board.

4. Administration

The Shared Success Stock Option Plan shall be administered by the Committee except to the extent the Committee delegates administration pursuant to this paragraph. The Committee may by resolution delegate authority to one or more committees consisting of one or more officers (a "Subcommittee") to perform one or both of the following: (i) to select officers or salaried employees (including salaried directors) of the Company or a Subsidiary (but not of a Parent) who are to receive stock options, and (ii) to determine the number of such stock options to be received by the selected officers or salaried employees; provided, however, that the Committee shall by resolution set forth the maximum number of stock options that may be made by any Subcommittee(s). Any such Subcommittee delegated authority by the Committee may not (x) select an officer who is a current member of such Subcommittee or a member of the Board to receive stock options, or (y) grant any stock option to a Reporting Person (defined as a person subject to the reporting requirements of Section 16(a) of the Exchange Act) or to a "covered employee" under Section 162(m) of the Internal Revenue Code of 1986, as amended. Only the Committee shall make all determinations regarding stock option awards to Reporting Persons and/or "covered employees". To the extent permitted by law, the Committee may appoint employees of the Company or its Subsidiaries or other third parties to act as its agents with respect to administration of the Shared Success Stock Option Plan, including, but not limited to, administration of the exercise of any stock option granted under the Shared Success Stock Option Plan.

The Committee shall have full power and authority to administer and interpret the Shared Success Stock Option Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Shared Success Stock Option Plan as the Committee deems necessary or advisable. The Committee's powers include, but are not limited to (subject to the specific limitations described herein), authority to determine the employees to be granted Stock Options under the Shared Success Stock Option Plan, to determine the size and applicable terms and conditions of grants to be made to such employees, to determine the time when Stock Options will be granted, to determine whether a resignation was voluntary and whether a Termination of Employment was for cause, to authorize grants to eligible employees and to grant to foreign nationals or employees who are employed outside of the United States of America, subject to Section 12 hereof, such substitutes for the Stock Options as may be deemed necessary or appropriate.

The Committee's interpretations of the Shared Success Stock Option Plan, and all actions taken and determinations made by the Committee concerning any matter arising under or with respect to the Shared Success Stock Option Plan or any Stock Options granted hereunder, shall be final, binding and conclusive on all interested parties, including the Company, a Parent, a Subsidiary, or an Associated Company, stockholders of the Company and all former, present and future employees

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of the Company, a Parent, a Subsidiary, or an Associated Company. The Committee
may as to all questions of accounting rely conclusively upon any determination made by the internal accountants of the Company.

5. Common Stock Authorized Under the Plan

The total number of shares of Common Stock for which Stock Options may be granted under the Shared Success Stock Option Plan shall not exceed 2,700,000, subject to any adjustment which may be made pursuant to Section 10 hereof. The shares of Common Stock for which Stock Options may be granted under the Shared Success Stock Option Plan may be authorized but unissued shares of Common Stock not reserved for any other purposes or shares of Common Stock held in or acquired for the treasury of the Company, or both. In the event that any unexercised Stock Option granted pursuant to the Shared Success Stock Option Plan lapses or ceases to be exercisable for any reason, the shares of Common Stock subject to such Stock Option shall again be available for Stock Option grants pursuant to the Shared Success Stock Option Plan.

6. Eligibility

All employees of the Company, a Subsidiary, or an Associated Company shall be eligible to participate in the Shared Success Stock Option Plan.

7. Terms and Conditions of Stock Options

Each Stock Option granted pursuant to the Shared Success Stock Option Plan shall be in writing and shall contain such terms and conditions as the Committee may determine, subject to the following provisions:

      a) Grants of Stock Options. The Committee may grant Stock Options to eligible employees at such times and to the extent the Committee deems advisable. Any grant of Stock Options may specify Performance Objectives that, if achieved, will result in exercisability or early exercisability of such Stock Options.

      b) Exercise Price. The Exercise Price of a Stock Option shall be as determined by the Committee.

      c) Term of Stock Options. Stock Options granted pursuant to the Shared Success Stock Option Plan shall have a term as determined by the Committee; provided, however, that in no event shall a Stock Option have a term longer than ten years from the Grant Date. A grant of Stock Options may vest in installments, however, Stock Options must be exercised for full shares of Common Stock. To the extent that Stock Options are not exercised when they become initially exercisable, they shall be carried forward and be exercisable until the expiration of the term of such Stock Options, subject to Section 7(f) hereof.

      d) Exercise of Stock Options. To exercise a Stock Option, a Participant (or a transferee of a Participant) shall give oral or written notice to the Company, or its agent, specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised. Any written notice to the Company, or its agent, shall be signed and dated by the Participant. From time to time the Committee may establish procedures relating to

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            effecting such exercises as are consistent with current technology and the Company's system for administering the Shared Success Stock Option Plan. No fractional shares shall be issued as a result of a Participant's exercising a Stock Option.

      e) Payment of Exercise Price. Each Stock Option grant shall specify the form of consideration to be paid in satisfaction of the Exercise Price, which may include (i) cash in the form of United States currency or foreign currency converted to United States dollars at the exchange rate in effect on the Exercise Date or cashier's check or certified check payable to the order of the Company, (ii) shares of Common Stock of the Company already owned, and in the possession of, the Participant, or (iii) any combination' of cash or shares of Common Stock of the Company. In addition, it shall be a condition to the obligation of the Company to deliver shares of Common Stock upon exercise of a Stock Option, that the Participant pay such amount as may be requested for the purpose of satisfying the liability for any foreign, federal, state or local withholding tax in accordance with
            Section 14 hereof.

      f) Effect of Termination of Employment on Exercise of Stock Options. Except as otherwise determined by the Committee at or subsequent to the grant of a Stock Option, any Stock Options held by a Participant upon a Participant's Termination of Employment shall remain exercisable as follows:

                  (1) If the Participant's Termination of Employment is due to death or Total and Permanent Disability, the Stock Option (to the extent exercisable as of the termination date) shall be exercisable for one (1) year following the date of Termination of Employment (but in no event beyond the term of the Stock Option) and shall expire thereafter; and

                  (2) If the Participant's Termination of Employment is for any other reason, the Stock Option (to the extent exercisable on the termination date) shall be exercisable for a period of ninety (90) days following the date of Termination of Employment (but in no event beyond the term of the Stock Option) and shall expire thereafter.

                  (3) In no event may a Stock Option be exercised for a period beyond the term of the Stock Option.

      g) Change in Control. Upon a Change in Control prior to the Termination of Employment of a Participant, all Stock Options then held by the Participant shall become immediately exercisable as of the date of such Change in Control and be able to be exercised by the Participant in accordance with their terms.

      h) Nontransferability of Stock Options. Except as otherwise provided in this subsection (h), during a Participant's lifetime, his or her Stock Options shall not be transferable and shall only be exercisable by the Participant (or by the guardian or legal representative of the Participant acting in a fiduciary capacity on behalf of the Participant under state law and court supervision or comparable office and supervision under applicable foreign law) and any purported transfer shall be null and void. No Stock Option shall be transferable other than by designation, by will, or by the laws of descent and distribution, and is not subject, in whole or in part, to attachment, execution, or levy of

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            any kind. In addition, no qualified domestic relations order (as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended) purporting to authorize a transfer of a Stock Option shall be recognized as valid. A Participant may designate in the event of his or her death a beneficiary or beneficiaries by filing a written designation in such form and manner as the Committee shall require and such designated beneficiary shall be entitled to exercise such Participant's Stock Option during the term of the Stock Option. Notwithstanding the foregoing, the Senior Vice President of Human Resources of the Company, in his or her sole discretion, may allow the transfer, for no consideration to the Participant, of a Stock Option to a Participant's "Immediate Family," pursuant to the terms and conditions approved by the Senior Vice President of Human Resources. In the event of such permitted transfer, the transferee shall take such Stock Option subject to the same restrictions, terms and conditions in such Stock Option prior to the permitted transfer. For purposes of this subsection, "Immediate Family" shall mean (i) the Participant's children, grandchildren, spouse or common law spouse, siblings or parents, as well as (ii) a trust in which these persons (or the Participant) have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

      i) No Obligation to Exercise. Stock Option. The granting of a Stock Option shall impose no obligation upon the Participant (or upon a transferee of a Participant) to exercise such Stock Option.

      j) Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions within the limitations of, the Shared Success Stock Option Plan, the Committee may modify, extend or renew outstanding Stock Options granted under the Shared Success Stock Option Plan, or accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (up to the extent not theretofore exercised). Notwithstanding the foregoing or anything herein, no modification of a Stock Option shall, without the consent of the Participant, alter or impair any rights or obligations under any Stock Option theretofore granted under the Shared Success Stock Option Plan.

      k) Other Terms and Conditions. Stock Option grants may contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee deems advisable.

8. Replacement Stock Options.

The Committee shall have the discretionary authority to include in any stock option agreement a provision that entitles a Participant who is an employee of the Company, a Parent, a Subsidiary or an Associated Company and who exercises a Stock Option, in whole or in part, by using previously owned shares of Common Stock to be granted a replacement Stock Option exercisable for the number of shares of Common Stock used to exercise the Stock Option. Any such replacement Stock Option shall be subject to the availability of sufficient shares of Common Stock under Section 5, and shall be subject to such other terms and conditions to be determined by the

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Committee consistent with the Shared Success Stock Option Plan. No Participant shall have any right to the grant of a replacement Stock Option unless such right is approved by the Committee and included in the Participant's stock option agreement.

9. Buy Out of Stock Option Gains

At any time after any Stock Option becomes exercisable, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder of any Stock Option, to cancel such Stock Option and to cause the Company to pay to the Participant the excess of the Fair Market Value of the shares of Common Stock covered by such Stock Option over the Exercise Price of such Stock Option at the date the Committee provides written notice (the "Buy Out Notice") of its intention to exercise such right. Buy outs pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash (including foreign currency), in shares of Common Stock, or partly in cash and partly in Common Stock, as the Committee deems advisable. To the extent payment is made in shares of Common Stock, the number of shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a share of Common Stock at the date of the Buy Out Notice. In no event stall the Company be required to deliver a fractional share of Common Stock in satisfaction of this buy out provision. Payments of any such buy out amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes.

10. Adjustments of the Common Stock

In the event that at any time after the Effective Date a stock dividend, stock split, recharacterization, merger, consolidation, or other change in capitalization, or a sale by the Company of all or part of its assets, or any separation from the Company, including any spin-off or other distribution to stockholders other than an ordinary cash dividend, results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of stock or other securities of any other corporation; or (ii) new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Common Stock, then, in the case of a stock dividend or stock split, equitable adjustments shall be automatically made to the Shared Success Stock Option Plan and the Stock Options (or such substitutes for the Stock Options) granted hereunder, including, if necessary, an adjustment in the number of shares and Exercise Price per share applicable to Stock Options then outstanding and, in all other cases, appropriate adjustments, if any, shall be made by the Committee in its discretion. Any such adjustment shall be conclusive and binding for all purposes of the Shared Success Stock Option Plan.

Notice of any adjustment pursuant to this Section 10 (the "Adjustment Notice") shall be given by the Company to each holder of a Stock Option (or such substitutes for the Stock Option) which shall have been so adjusted and such adjustment (whether or not such Adjustment Notice is given) shall be effective and binding for all purposes of the Shared Success Stock Option Plan.

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11. Amendment or Termination of Shared Success Stock Option Plan

The Committee may, at any time, amend, suspend or terminate the Shared Success Stock Option Plan, in whole or in part, provided that no such action shall adversely affect any rights or obligations with respect to any grants theretofore made hereunder. The Committee may amend the terms and conditions of outstanding Stock Options, provided, however, that (i) no such amendment shall be adverse to the holders of the Stock Options; (ii) no such amendment shall extend the period for exercise of a Stock Option; and (iii) the amended terms of the Stock Option would be permitted under the terms of the Shared Success Stock Option Plan. Notwithstanding the foregoing, any amendment to increase the total number of shares of Common Stock for which Stock Options may be granted under the Shared Success Stock Option Plan shall require the approval of the Board.

12. Foreign Participants

The Committee may grant Stock Options to eligible employees who are foreign nationals or who are employed by the Company, a Parent, a Subsidiary, or an Associated Company outside of the United States of America. In order to facilitate the granting of Stock Options, the Committee may provide for special terms and conditions (including without limitation granting stock options with a term longer than ten years if appropriate to assure favorable tax treatment) for grants to employees who are foreign nationals or who are employed by the Company, a Parent, a Subsidiary, or an Associated Company outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom in other countries in which the Company, a Parent, a Subsidiary, or an Associated Company operates or has employees. The Committee may also provide for such substitutes for the Stock Options for employees who are foreign nationals or who are employed by the Company, a Parent, a Subsidiary, or an Associated Company outside of the United States of America as may be deemed necessary or appropriate by the Committee,

Moreover, the Committee may approve such supplements to, or amendments restatements or alternative versions of t1ds Shared Success Stock Option Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Shared Success Stock Option Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Shared Success Stock Option Plan, as then in effect.

13. Securities Law Requirements

      a) Restrictions on Resale. No person who acquires shares of Common Stock pursuant to the Shared Success Stock Option Plan may, during any period of time that such person is an affiliate of the Company within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act"), sell such shares of Common Stock, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

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      b)    Registration, Listing and Qualification of Shares of Common Stock.
            Each Stock Option shall be subject to the requirement that if at any time the Committee shall determine that the registration, listing or qualification of the shares covered thereby upon any securities exchange or under any foreign, federal, state or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Stock Option or the purchase of shares hereunder, no such Stock Option may be exercised unless and until Such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any person exercising a Stock Option shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

14. Withholding Taxes

The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulations of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option or the exercise thereof, including, but not limited to, the withholding of cash or shares of Common Stock which would be paid or delivered pursuant to such exercise until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or canceling any portion of such award in an amount sufficient to reimburse itself for the amount it is required to so withhold, or selling any property contingently credited by the Company for the purpose of paying such award in order to withhold or reimburse itself for the amount it is required to so withhold. The Committee may permit a Participant (or other person authorized to act) to elect to pay a portion or all of any amounts required or permitted to be withheld to satisfy federal, state, local or foreign tax obligations by directing the Company to withhold a number of whole shares of Common Stock which would otherwise be distributed and which have a fair market value sufficient to cover the amount of such required or permitted withholding taxes.

15. Governing Law

The Shared Success Stock Option Plan and any actions taken thereunder shall, subject to Section 12, be governed in accordance with the laws of the State of Delaware, without regard to the application of the conflicts of laws provisions thereof.

16. Rights as a Stockholder

No Participant shall have any rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option prior to the date the Participant is recorded as the holder of such shares of Common Stock on the records of the Company and certificates for shares of Common Stock are issued to such Participant.

17. No Right to Stock Options

No employee or other person shall have any claim or right to be granted a Stock Option under the Shared Success Stock Option Plan. Having received a grant of a Stock Option under the Shared Success Stock Option Plan shall not give a Participant or other person any right to receive any other

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grant of Stock Options under the Shared Success Stock Option Plan. A Participant shall have no rights or interests in any Stock Option except as set forth herein.

18. No Right to Continued Employment

Nothing contained in this Shared Success Stock Option Plan or any booklet or document describing or referring to this Shared Success Stock Option Plan shall be deemed to confer on any employee or Participant the right to continue in the employ of the Company, a Subsidiary, or an Associated Company or affect the right of the Company, a Subsidiary, or an Associated Company to terminate the employment of any such person with or without cause.

19. Plan Unfunded

The Shared Success Stock Option Plan shall be unfunded. Except for reserving a sufficient number of authorized shares of Common Stock to the extent required by law to meet the requirements of the Shared Success Stock Option Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the delivery of the Common Stock upon exercise of any Stock Option granted pursuant to the Shared Success Stock Option Plan.

20. Exclusion from Pension and Other Benefit Plan Computation

By exercise of a Stock Option, each Participant shall be deemed to have agreed that such Stock Option is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company, a Subsidiary, or an Associated Company. In addition, each beneficiary of a deceased Participant shall be deemed to have agreed that such Stock Option will not affect the amount of any life insurance coverage, if any, provided by the Company, a Subsidiary, or an Associated Company on the life of the Participant which is payable to the beneficiary under any life insurance plan covering employees of the Company, a Subsidiary, or an Associated Company.

21. Notice

All notices or other communications required or permitted to be given under the Shared Success Stock Option Plan to the Company shall be in writing (unless otherwise permitted hereunder) and shall be deemed to have been duly given if delivered personally or mailed first class, postage pre-paid, as follows: (i) if to the Company - at its principal business address to the attention of the Secretary; (ii) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

22. Inurement of Rights and Obligations

The rights and obligations under the Shared Success Stock Option Plan and any related documents shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

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23. Costs and Expenses of the Shared Success Stock Option Plan

Except as otherwise provided herein, the costs and expenses of administering the Shared Success Stock Option Plan shall be borne by the Company and shall not be charged to any Stock Option grant nor to any employee receiving a Stock Option grant. Costs and expenses associated with the exercise of any Stock Option granted under the Shared Success Stock Option Plan, including, but not limited to commissions charged by any agent of the Company, may be charged to the Participant.

24. No Limitation on Rights of the Company

The grant of any Stock Option shall not in any way affect the right or power of the Company to make adjustments, reclassification, or changes- in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. Further, the Shared Success Stock Option Plan shall not restrict the authority of the Company, for proper corporate purposes, to grant or assume stock options, other than -under the Shared Success Stock Option Plan, to or with respect to any employee or other person.

25. Compliance with Applicable Law

Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for shares of Common Stock pursuant to the exercise of a Stock Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any exchange upon which shares of Common Stock are traded. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

26. Fractional Shares

The Company shall not be required to issue any fractional shares of Common Stock pursuant to the Shared Success Stock Option Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

27. Notwithstanding any other provision of the Plan, for purposes of any award that is outstanding as of the date that the Company spins off the Company's chemical businesses into a new publicly traded company ("Chemicals") and is held by a Participant who in connection with such spin-off becomes an employee of chemicals (or a subsidiary or associated company of Chemicals) rather than an employee of the Company (or a Subsidiary or Associated Company of the Company), such change of employment shall not constitute a Termination of Employment. With respect to any such stock option or stock appreciation right held by any such Participant, Termination of Employment shall mean such Participant's termination of employment with Chemicals, a subsidiary of Chemicals, or an associated company of Chemicals such that such Participant is no longer an employee of Chemicals, a subsidiary of Chemicals or an associated company of Chemicals, for any reason whatsoever. For purposes of this Section 27, a subsidiary of Chemicals means any corporation (or partnership, joint venture, or other enterprise) of which Chemicals owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power) and an associated

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company of Chemicals means any corporation (or partnership, joint venture, or other enterprise), of which Chemicals owns or controls, directly or indirectly, 10% or more, but less than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

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